Exhibit 99.1

Tianci International, Inc. Announces Nasdaq Uplisting and Pricing of $7 Million Public Offering

HONG KONG/RENO, Nevada, April 09, 2025 /Globe Newswire/– Tianci International, Inc. (the “Company” or “Tianci”), a global logistics service provider specializing in ocean freight forwarding, today announced the pricing of its public offering (the “Offering”) of an aggregate of 1,750,000 shares of common stock at a public offering price of US$4.00 per share, for total gross proceeds of $7,000,000, before deducting underwriting discounts, commissions, and other related expenses. The shares have been approved for listing on the Nasdaq Capital Market and are expected to commence trading on April 10, 2025, under the ticker symbol “CIIT.”

The Company has granted American Trust Investment Services, Inc., the representative of the underwriters, a 45-day option to purchase up to an additional 262,500 shares at the public offering price, less underwriting discounts to cover over-allotments, if any. The total proceeds from the Offering are expected to be approximately US$8,050,000 if the representative of the underwriters exercise its option to purchase additional shares in full.

The Offering is being conducted on a firm commitment basis. The Company intends to use the proceeds from the Offering for logistics promotion and marketing, working capital and general corporate purposes, and recruitment of talented personnel. The offering is expected to close on or about April 11, 2025, subject to the satisfaction of customary closing conditions.

American Trust Investment Services, Inc. is acting as representative of the underwriters for the Offering. Kaufman & Canoles, P.C. is acting as U.S. securities counsel to the Company. Han Kun Law Offices LLP and Parsons Behle & Latimer are acting as Hong Kong legal advisers and Nevada legal counsel respectively, to the Company. Ye & Associates, P.C. is acting as U.S. counsel to American Trust Investment Services, Inc. in connection with this Offering.

A registration statement on S-1 (File No. 333-280089) was filed with the Securities and Exchange Commission (“SEC”) and was declared effective by the SEC on April 09, 2025. A final prospectus relating to the Offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Electronic copies of the final prospectus relating to this Offering, when available, may be obtained from American Trust Investment Services, Inc., 230 W Monroe St # 300, Chicago, IL 60606, Telephone: +1 (312) 382-7000; Email: IB@amtruinvest.com

Before you invest, you should read the prospectus and other documents the Company has filed or will file with the SEC for more information about the Company and the Offering. This press release has been prepared for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, and no sale of these securities may be made in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Tianci International, Inc.

Tianci International Inc., through its subsidiary Roshing, provides global logistics services specializing in ocean freight forwarding, including container and bulk goods shipping. Operating under an asset-light model, Roshing’s logistics solutions are tailored to meet the diverse needs of its customers across the Asia-Pacific, including Japan, South Korea, and Vietnam. Beyond logistics, the company generates revenue from the sale of electronic parts and business consulting services. The company’s mission is to provide customers with efficient, reliable, and safe shipping services that create value.

For more information, please visit the Company’s website: tianci-ciit.com

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Forward-Looking Statements

Certain statements in this announcement are forward-looking statements, including, but not limited to, the Company’s proposed Offering. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs, including the expectation that the Offering will be successfully completed. Investors can identify these forward-looking statements by words or phrases such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement and other filings with the U.S. Securities and Exchange Commission.

For investor and media inquiries, please contact:

Tianci International, Inc.

Investor Relations

Email: ir@rqscapital.com

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